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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	February 27, 2004

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut 06371
(Address of principal executive offices) (Zip Code)
(860) 434 - 5535
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events and Regulation FD Disclosure.

On February 27th, 2004, the Registrant announced that MediaSentinel(TM) Version 1.1 – its pioneering content protection software – will be commercially released in April 2004.  MediaSentinel is a suite of software based on the Registrant’s content protection technology – new ammunition in the movie industry’s battle against the scourge of digital piracy.

The Registrant will introduce and demonstrate MediaSentinel Version 1.1 at the American Film Market, taking place from February 25 through March 3, 2004 at the Loews Santa Monica Beach Hotel in Santa Monica, California.   The demonstrations will show the MediaSentinel (TM) technology applied to actual digital movie trailers, exhibiting the effectiveness of the MediaSentinel(TM) watermark.  The movie trailers are for the films “American Reunion” from FilmMates Corporation and “Cybermutt” from First Look Media, two upcoming releases that are being promoted at the Market.

A copy of the News Release dated February 27th, 2004 is furnished as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1

News Release dated February 27th, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

February 27th,, 2004

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

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For release February 27, 2004 Contact: Steven Hawley Advanced Media Strategies Phone: 206 930 2701 e-mail: steve@tvstrategies.com

USA Video Interactive Corp. Fortifies Digital

Watermarking Technology with Real-time Processing

Demonstrates MediaSentinel(TM) Version 1.1 at American Film Market Feb. 25-March 3, 2004

USA Video Interactive Corp. (USVO) announced today that MediaSentinel (TM) Version 1.1 – its pioneering content protection software – will be commercially released in April 2004.  MediaSentinel is a suite of software based on USVO’s content protection technology – new ammunition in the movie industry’s battle against the scourge of digital piracy.

USVO will introduce and demonstrate MediaSentinel Version 1.1 at the American Film Market, taking place from February 25 through March 3, 2004 at the Loews Santa Monica Beach Hotel in Santa Monica, California.   The demonstrations will show the MediaSentinel(TM) technology applied to actual digital movie trailers, exhibiting the effectiveness of the MediaSentinel™ watermark.  The movie trailers are for the films “American Reunion” from FilmMates Corporation and “Cybermutt” from First Look Media, two upcoming releases that are being promoted at the Market.

MediaSentinel(TM) software consists of a watermark generator that embeds identifying information into video content, a watermark reader that extracts the watermark from suspect content, and a software development kit that allows MediaSentinel™ technology to be integrated with other software and hardware systems.

New capabilities available in MediaSentinel (TM) Version 1.1 include:

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Real-time watermark insertion: MediaSentinel(TM) 1.1 can embed a watermark at the time of distribution.  This makes MediaSentinel a choice for watermarking video programming such as pay-per-view television, time-shifted television, video-on-demand, webcasts and other content distribution applications that do not lend themselves to watermark encoding ahead of time.

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Greater robustness: MediaSentinel(TM) 1.1 watermarks have a greatly-increased ability to resist and survive attacks, including a wide variety of geometric distortions and other video image processing techniques used by pirates in the attempt to remove a watermark, when compared with MediaSentinel(TM) version 1.0.

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Multiple watermarks: Several watermarks can be applied to the same piece of video content.   For example, watermarks might identify the content owner, the distributor and the end-user, if MediaSentinel(TM) has been implemented at those points; in effect, providing an audit trail.

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Increased media format flexibility: MediaSentinel(TM) 1.1 will support Windows Media(R), RealVideo(R), QuickTime(R) and other propriety digital video formats; standard video formats such as MPEG, Motion JPEG and H.261; and uncompressed digital video.

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Increased media player support: MediaSentinel (TM) 1.1 will support media players including the Microsoft(R) Windows Media(R) Player, RealPlayer(R) from RealNetworks(R) and the QuickTime(R) player from Apple Computer, Inc.

Specifications detailing the functionality and capabilities of MediaSentinel(TM) Version 1.1 will be available when the software is commercially released in April 2004.

USA Video Interactive Corp. offers software licensing, resale and technical support programs for MediaSentinel(TM).

USVO, a technology-based company established in 1992, is headquartered in Old Lyme, Connecticut.  (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF).  Further information available at http://www.usvo.com)

About FilmMates Corporation

Filmmates Corporation a Los Angeles based motion picture completion, finance and distribution company founded in 2001. The company manages a five million dollar private equity fund Filmmates Partners LLC I. The company has several projects in the pipeline, with “American Reunion” its first feature film heading into theatrical and home video distribution in 2004.

About First Look Media

First Look International (formerly Overseas Filmgroup), is an independent worldwide film sales and distribution company specializing in the acquisition, financing, packaging and distribution of independently produced feature films of all genres.  First Look International’s current slate includes STATESIDE (directed by Reverge Anselmo, starring Rachael Leigh Cook, Jonathan Tucker, Val Kilmer, Carrie Fischer and Joe Mantagna); SEPTEMBER TAPES (2004 Sundance Selection); LUTHER (directed by Eric Till, starring Joseph Fiennes); BOYS AND GIRL FROM COUNTY CLARE (directed by John Irvin, starring Andrea Corr, Colm Meaney and Shaun Evans); THE SNOW WALKER (directed by Charles Martin Smith, starring Barry Pepper and Annabella Piugattuk); and THE TESSERACT (directed by Oxide Pang, starring Jonathan Rhys-Meyers).

First Look Media is a distribution and sales company headed by Chris Cooney, Co-Chairman and CEO and Bill Lischak, President and COO.  For more information, please visit our website at www.firstlookmedia.com.

ABOUT THE AFM

The 24th annual AFM will take place 25 February to 3 March, 2004 in Santa Monica, California. The American Film Market has grown steadily over the last two decades to become the world’s largest film market, generating more than $500 million in film production and distribution deals.  During the eight-day event, more than 7,000 industry executives attend from over 70 countries, including film and television distributors, producers, directors, film commissioners and representatives.  All of Santa Monica’s 23 screens become AFM screening rooms during the event.  More than 600 screenings of more than 400 films are held, 25 different films every two hours, the majority of them world or U.S. premieres.

About AFMA – the American Film Marketing Association

AFMA is the trade association representing independent producers and distributors of motion pictures and television programming worldwide.  Its more than 150 member companies from the U.S., Europe, Australia and Asia include Alliance-Atlantis, Capitol Films, Carlton International Media, Crystal Sky, Filmax, Focus Features, Franchise Pictures, FremantleMedia, Goldcrest Films, Good Times Entertainment, HBO, IAC, Intermedia, Liberty Entertainment, Lions Gate, Lola Films, Miramax, Morgan Creek, New Line, NU Image, Overseas Filmgroup, Pathe, StudioCanal, Summit, TF1, Troma and Wild Bunch.

About USA Video Interactive Corp.

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  The Company developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Edwin Molina (860) 434 - 5535

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel(TM) is a trademark of USA Video Interactive Corporation.  Windows is a registered trademark of Microsoft Corporation in the United States and other countries.  Windows Media is either a registered trademark or trademark of Microsoft Corporation in the United States and/or other countries.  RealNetworks, Real, the Real logo, RealPlayer, and the RealPlayer logo are trademarks or registered trademarks of RealNetworks, Inc.  Apple and QuickTime are registered trademarks of Apple Computer, Inc.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.